Exhibit 10.2

FIRST AMENDMENT TO
INX INC. 2008 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, INX Inc. (“INX") maintains the INX Inc. 2008 Employee Stock Purchase Plan (the "Plan");

WHEREAS, Section 19 of the Plan permits amendment to the Plan at any time and for any reason; and

WHEREAS, amendment of the Plan is now considered desirable to increase the number of shares of INX common stock available for purchase under the Plan;

NOW, THEREFORE, BE IT RESOLVED that by virtue and in exercise of the amending power reserved to INX under the Plan, the Plan shall be, and hereby is, amended in the following particulars:

1.	By substituting the following for the first sentence of section 13(a) of the Plan:

“Subject to adjustment as provided in Section 18, the maximum number of Shares which shall be made available for sale under the Plan shall be one million two-hundred fifty thousand (1,250,000) Shares.”

FURTHER RESOLVED, except as specifically provided hereby, the Plan shall continue in full force and effect in accordance with the provisions thereof; and

FURTHER RESOLVED, this amendment shall be construed in accordance with and governed by the law of the State of Texas.